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Exhibit 21.1

Subsidiaries of Price Legacy Corporation

Name	Jurisdiction
3017977 Nova Scotia Company	Nova Scotia
Anaheim GardenWalk, LLC	Delaware
Blackstone Ventures I	California
Cross County Ltd Ptshp	Delaware
Cypress Creek Assoc Ltd Ptshp	Delaware
Destination Villages Daniel's Head, Bermuda Ltd	Island of Bermuda
Destination Villages, LLC	Delaware
EL Holdings Canada, Company	Nova Scotia
EL Media Holdings Company Canada	Nova Scotia
Entercitement, LLC	Indiana
Excel Legacy Corporation	Delaware
Excel Legacy Holdings, Inc.	Delaware
Grand Tusayan, LLC	Delaware
Kendale Assoc Ltd Ptshp	Delaware
Millenia Plaza Assoc Ltd Ptshp	Delaware
Millennia Car Wash, LLC	Delaware
Newport on the Levee, LLC	Delaware
Oakwood Business Center Ltd Ptshp	Delaware
Oakwood Plaza Ltd Ptshp	Delaware
Old Mill District Shops, LLC	Delaware
Orlando Business Park CD, Inc.	Delaware
Orlando Business Park, LLC	Delaware
PLC Dulles, L.P.	Delaware
PLC Pinnacle Peak II, LLC	Delaware
PLC Pinnacle Peak, LLC	Delaware
Price Owner LLC	Delaware
Price-Legacy Groves, L.P.	California
Price-Legacy Mesa, L.P.	California
Redhawk Towne Center, LLC	Delaware
Tenant First Real Estate Services	California
Weico Corporation	Arizona

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  Subsidiaries of Price Legacy Corporation